Exhibit 99.1

CafePress Reports First Quarter 2014 Results

LOUISVILLE, Ky., May 14, 2014 - CafePress Inc. (NASDAQ: PRSS), The World’s Customization Engine®, today reported financial results for the three months ended March 31, 2014.

Management Commentary

“CafePress’s first quarter results were in-line with our expectations and were highlighted by strong revenue growth in our home and groups categories as well as improvements to gross profit margin,” said chief executive officer Bob Marino. “While our revenue trajectory is not yet where we would like, we believe that initiatives designed to optimize our business and enhance our operations will result in an acceleration of growth in the future. We continue to lead the customized e-commerce market with the largest lineup of customizable products, licensed content and library of user-generated designs in the industry and we are excited about the opportunities open to us in 2014 and beyond.”

First Quarter 2014 Financial Highlights

•	Net revenues totaled $48.2 million, compared to $52.5 million in the first quarter of 2013.

•	GAAP net loss was $5.2 million (including stock-based compensation, amortization of intangible assets, acquisition and restructuring costs), compared to a net loss of $4.0 million in the first quarter of 2013.

•	Adjusted EBITDA loss was $0.6 million, compared to Adjusted EBITDA of $0.1 million in the first quarter of 2013.

•	Gross profit margin was 38.3% of net revenues, compared to 37.4% in the first quarter of 2013.

•	GAAP net loss per diluted share was $(0.30), compared to a net loss of $(0.23), in the first quarter of 2013. GAAP net loss includes a $0.7 million restructuring charge primarily associated with the completion of certain planned facility consolidation activities.

•	Non-GAAP net loss (excluding stock-based compensation, amortization of intangible assets, acquisition and restructuring costs) was $2.0 million, compared to non-GAAP net loss of $1.4 million in the first quarter of 2013.

•	Non-GAAP net loss per diluted share was $(0.12), compared to non-GAAP net loss per diluted share of $(0.08) in the first quarter of 2013.

•	At March 31, 2014, cash, cash equivalents, and short-term investments totaled $22.1 million or $1.29 per diluted share.

First Quarter 2014 Operating Metrics

•	Average Order Size (AOS) was $42, up 18% year-over-year.

•	Orders totaled 1,156,751, a 19% year-over-year decline.

Order count in the first quarter decreased due to changes in a legacy partner’s roadmap related to photo prints, which carry a lower AOS. This was a contributor to an overall mix change, which produced an increase in AOS.

First Quarter Operating Highlights

•	Expanded product categories on all Warner Bros. properties to include new property offerings in home, accessories and apparel products.

•	Renewed and expanded relationship with CBS Consumer Products to power the e-commerce experience for more than 15 classic TV favorites.

•	Joined with Marvel Entertainment LLC to continue to bring fans gear drawn from the Marvel catalog of comic book characters with the addition of official Marvel’s Captain America: The Winter Soldier merchandise.

•	Continued to expand a partnership with Gold Label Goods, launching an e-commerce store for the hit Netflix® original series Orange is the New Black.

•	Partnered with Staples® (NASDAQ: SPLS) to launch 1,300 in-store kiosks and an online e-commerce solution for Staples®, Copy & Print®.

•	Expanded CafePress.com’s international reach with the launch of localized sites for Ireland (www.cafepress.ie) and New Zealand (www.cafepress.co.nz)

•	Launched new functionality for the popular TFUND apparel site including a new social interface, a support wall and integrated video.

•	Continued to add new products available for customization including bus rolls on CafePress’ CanvasOnDemand and GreatBigCanvas.com properties.

On February 13, 2014, CafePress announced that its Board of Directors had authorized the review of various strategic alternatives to enhance value for stockholders and that it had retained Raymond James & Associates as the exclusive independent financial advisor. The Company notes that no decision on any particular alternative has been reached at this time and cautions that there can be no assurances as to whether any strategic alternative will be recommended by the Board or implemented and under what terms and conditions.

Business Outlook

“Looking ahead, we expect that our second quarter results will be driven by growth from key categories including art, home and groups, muted by declines in certain legacy business-to-business partnerships. During the balance of 2014 we expect to continue adding new e-commerce partnerships and launching additional social and mobile programs to drive growth in the long-term. Our expectations for modest growth for the year are unchanged at this time and we are therefore reiterating our full year 2014 guidance,” said Garett Jackson, interim chief financial officer.

For the second quarter of 2014:

•	Net revenues in the range of $48.0 million to $52.0 million.

•	GAAP net loss ranging from $(5.3) million to $(4.3) million.

•	Adjusted EBITDA ranging from a loss of $(1.3) million to $0.3 million.

•	GAAP net loss per diluted share of $(0.31) to $(0.25).

•	Non-GAAP net loss per diluted share of $(0.14) to $(0.08).

•	Weighted average fully diluted shares estimated at 17.5 million.

CafePress is reiterating its fiscal year 2014 revenue and EBITDA guidance with updates to net loss and income (loss) per diluted share related to first quarter adjustments to acquisition related costs, related tax effects, and expected utilization of tax loss carrybacks:

•	Net revenues ranging from $244 million to $256 million.

•	GAAP net loss ranging from $(11.1) million to $(7.7) million.

•	Adjusted EBITDA of $7.0 million to $11.0 million.

•	GAAP net loss per diluted share of $(0.64) to $(0.44).

•	Non-GAAP net income (loss) per diluted share of $(0.12) to $0.01.

•	Weighted average fully diluted shares of approximately 17.6 million.

•	Total capital expenditures in the range of $11 million to $14 million.

First Quarter 2014 Conference Call

Management will review the first quarter financial results and its forward guidance on a conference call on Wednesday, May, 14, 2014 at 5:00 p.m. Eastern Standard Time (2:00 p.m. Pacific Time). To participate on the live call, analysts and investors should dial 1-877-941-1427 at least ten minutes prior to the call. CafePress will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s Web site at http://investor.cafepress.com/.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include Adjusted EBITDA, non-GAAP income (loss), and non-GAAP net income (loss) per diluted share. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the information provided at the end of this press release.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company’s financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or net income (loss) per share determined in accordance with GAAP.

Notice Regarding Forward Looking Statements

This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements may be identified by use of terms such as “will”, “believe”, “continue”, “expect”, and similar terms or the negative of such terms. These forward-looking statements include, among other matters, statements regarding the Company’s beliefs that its investments will result in an acceleration of growth in the future, the Company’s position in the e-commerce market including opportunities open to it in 2014 and beyond, the Company’s expectations as to growth in certain product categories and declines in certain partnerships in the second quarter, the Company’s expectations that growth will be modest for the year, statements about the Company’s strategic alternatives, and the Company’s expectations for 2014, including the statements under the caption “Business Outlook,” including the Company’s expected financial performance and outlook for the second quarter with respect to net revenues, GAAP net loss, adjusted EBITDA, GAAP net loss per diluted share, non-GAAP net loss per diluted share, weighted average fully diluted shares and total capital expenditures. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially from those expressed in these forward-looking statements. Factors that might contribute to such differences include, among others, any negative impact to our brand reputation or recognition, or our sales of user-designed products; the interruption of our production and fulfillment operations; interference with our ability to procure or receive inventory; our ability to maintain the proper functioning of our websites; economic conditions generally or downturns and the general state of the economy and consumer spending trends; intensified competition; our ability to attract customers from mobile devices or otherwise; our ability to expand our customer base and meet production requirements; our ability to retain and hire necessary employees and appropriately staff our operations; the impact of seasonality on our business; our ability to timely develop new product and service offerings, as well as consumer acceptance of new technologies and new products and services; our ability to develop additional adjacent lines of business to complement our growth strategies; litigation and claims brought against us, including, but not limited to, claims relating to the securities laws, our content or for infringing or misappropriating intellectual property; our failure to protect the confidential information of our customers; our failure to adequately protect our network from attacks; changes in expense levels; changes in search engine algorithms which may adversely affect the page rankings of our products and services; disruptions in our channel partner relationships or changes in partner product roadmaps which may reduce our revenue or impair our growth; the gain or loss of significant corporate partners or specific partner programs and/or an increase in our dependencies on such corporate partnerships; our dependence on search and our ability to provide accurate search results and recommendations across our long tail marketplace catalogues; fluctuations in the revenue contribution as between our various e-commerce properties; risks and uncertainties related to our growth strategy, particularly the success and benefits of any future acquisitions and the integration thereof; and acquisition-related and litigation-related risks and associated expenses and difficulty in estimating impact and costs related thereto.

For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended

December 31, 2013 as filed with the Securities and Exchange Commission on March 31, 2014, and in other reports filed by the Company with the Securities and Exchange Commission from time to time, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements.

About CafePress (PRSS):

CafePress Inc. is The World’s Customization Engine®. Launched in 1999, CafePress empowers individuals, groups, businesses and organizations to create, buy and sell customized and personalized products online using the company’s innovative and proprietary print-on-demand services and e-commerce platform. CafePress’ portfolio of e-commerce websites and services includes CafePress.com, CanvasOnDemand.com, GreatBigCanvas.com, Imagekind.com, InvitationBox.com, Logosportswear.com and EZ Prints, Inc. Additionally, CafePress Services drives revenue for corporate partners by providing turnkey, personalized e-commerce solutions. For more information click on www.cafepress.com.

CafePress Inc.

Media Relations:

Sarah Segal

650-655-3039

pr@cafepress.com

Investor Relations:

The Blueshirt Group

Alex Wellins

415-217-5861

alex@blueshirtgroup.com

CafePress Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
Net revenues	$48,188	$52,507
Cost of net revenues	29,710	32,866

Gross profit	18,478	19,641

Operating expenses:
Sales and marketing	13,433	14,307
Technology and development	5,146	5,221
General and administrative	4,911	4,587
Acquisition-related costs	(1,112)	1,395
Restructuring	747	—

Total operating expenses	23,125	25,510

Loss from operations	(4,647)	(5,869)
Interest income	3	11
Interest expense	(43)	(63)
Other (expense) income, net	(8)	—

Loss before income taxes	(4,695)	(5,921)
Provision for (benefit from) income taxes	522	(1,937)

Net loss	$(5,217)	$(3,984)

Net loss per share of common stock:
Basic and diluted	$(0.30)	$(0.23)

Shares used in computing net loss per share of common stock:
Basic and diluted	17,224	17,119

CafePress Inc.

Condensed Consolidated Balance Sheet

(In thousands, except par value amounts)

(Unaudited)

	March 31,	December 31,
	2014	2013
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$18,673	$33,335
Short-term investments	3,475	3,475
Accounts receivable	5,500	8,310
Inventory	8,210	9,493
Deferred costs	2,964	2,721
Prepaid expenses and other current assets	6,345	6,862

Total current assets	45,167	64,196
Property and equipment, net	20,521	21,964
Goodwill	39,448	39,448
Intangible assets, net	13,917	15,003
Other assets	497	829

TOTAL ASSETS	$119,550	$141,440

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,260	$23,073
Partner commissions payable	3,184	5,210
Accrued royalties payable	4,285	6,728
Accrued liabilities	9,039	12,541
Deferred revenue	4,922	5,045
Capital lease obligations, current	588	579

Total current liabilities	35,278	53,176
Capital lease obligations, non-current	1,883	2,034
Other long-term liabilities	2,831	2,576

TOTAL LIABILITIES	39,992	57,786

Stockholders’ Equity :
Preferred stock, $0.0001 par value: 10,000 shares authorized as of March 31, 2014 and December 31, 2013; none issued and outstanding	—	—
Common stock, $0.0001 par value - 500,000 shares authorized and 17,231 and 17,173 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	2	2
Additional paid-in capital	98,857	97,736
Accumulated deficit	(19,301)	(14,084)

TOTAL STOCKHOLDERS’ EQUITY	79,558	83,654

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$119,550	$141,440

CafePress Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(5,217)	$(3,984)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,545	2,145
Amortization of intangible assets	1,086	1,317
Stock-based compensation	806	1,083
Change in fair value of contingent consideration liability	(1,134)	147
Deferred income taxes	591	(598)
Tax short-fall from stock-based compensation	—	(78)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	2,810	4,908
Inventory	1,283	1,449
Prepaid expenses and other current assets	274	757
Other assets	332	(385)
Accounts payable	(9,653)	(7,335)
Partner commissions payable	(2,026)	(2,154)
Accrued royalties payable	(2,443)	(1,900)
Accrued and other liabilities	(2,448)	(2,745)
Income taxes payable	—	(765)
Deferred revenue	(123)	(4,118)

Net cash used in operating activities	(13,317)	(12,256)

Cash Flows from Investing Activities:
Proceeds from maturities of short-term investments	—	2,490
Purchase of property and equipment	(372)	(498)
Capitalization of software and website development costs	(874)	(778)

Net cash (used in) provided by investing activities	(1,246)	1,214

Cash Flows from Financing Activities:
Payment of short term borrowings	—	(894)
Principal payments on capital lease obligations	(142)	(129)
Proceeds from exercise of common stock options	299	16
Payments under insurance financing	(256)	—

Net cash used in financing activities	(99)	(1,007)

Net decrease in cash and cash equivalents	(14,662)	(12,049)
Cash and cash equivalents — beginning of period	33,335	31,198

Cash and cash equivalents — end of period	$18,673	$19,149

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$41	$44
Income taxes paid during the period	—	997
Noncash Investing and Financing Activities:
Property and equipment acquired under rent agreement	$—	$321
Accrued purchases of property and equipment	13	170

Stock-based compensation is allocated as follows:

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
Cost of net revenues	$48	$71
Sales and marketing	33	112
Technology and development	112	68
General and administrative	613	832

Total stock-based compensation expense	$806	$1,083

CafePress Inc.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

(In thousands)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
Net loss	$(5,217)	$(3,984)
Non-GAAP adjustments:
Interest and other (income) expense, net	48	52
Provision for (benefit from) income taxes	522	(1,937)
Depreciation and amortization	2,545	2,145
Amortization of intangible assets	1,086	1,317
Acquisition-related costs	(1,112)	1,395
Stock-based compensation	806	1,083
Restructuring	747	—

Adjusted EBITDA*	$(575)	$71

*	Adjusted EBITDA is a non-GAAP financial measure which we define as net income (loss) less interest and other income (expense), provision for (benefit from) income taxes, depreciation and amortization, amortization of intangible assets, acquisition-related costs, stock-based compensation and impairment charges. Acquisition-related costs include performance-based compensation payments, any changes in the estimated fair value of performance-based contingent consideration payments which were initially recorded in connection with our acquisition of substantially all of the assets of L&S Retail Ventures, Inc. and Logo’d Softwear, Inc., and the business acquisition of EZ Prints, Inc. and third-party fees incurred as part of our acquisitions of L&S Retail Ventures, Inc., Logo’d Softwear, Inc. and EZ Prints, Inc.

CafePress Inc.

Reconciliation of GAAP Operating Loss to Non-GAAP Operating Loss

(In thousands)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
Loss from operations	$(4,647)	$(5,869)
Non-GAAP adjustments:
Amortization of intangible assets	1,086	1,317
Acquisition-related costs	(1,112)	1,395
Stock-based compensation	806	1,083
Restructuring	747	—

Non-GAAP operating loss	$(3,120)	$(2,074)

CafePress Inc.

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss per Diluted Share

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
Net loss	$(5,217)	$(3,984)
Non-GAAP adjustments:
Amortization of intangible assets	1,086	1,317
Acquisition-related costs	(1,112)	1,395
Stock based compensation	806	1,083
Restructuring charge	747	—
Provision for (benefit from) income taxes	1,654	(1,242)

Non-GAAP net loss	$(2,036)	$(1,431)

Non-GAAP net loss per share:
Basic and diluted	$(0.12)	$(0.08)

Shares used in computing Non-GAAP net loss per share:
Basic and diluted	17,224	17,119

CafePress Inc.

User Metrics Disclosure

	Three Months Ended March 31,
	2014	2013
User Metrics
Orders	1,156,751	1,429,106
year-over-year growth	-19%	70%
Average Order Value	$42	$35
year-over-year growth	18%	-27%

CafePress Inc.

Reconciliation of Forward Looking Guidance: GAAP Net Loss to Non-GAAP Adjusted EBITDA

(In thousands)

	Q2 2014		Fiscal 2014
	From	To	From	To
Net loss	$(5,300)	$(4,300)	$(11,100)	$(7,700)
Non-GAAP adjustments:
Non-GAAP expenses (1)	2,100	$2,000	7,100	6,800
Depreciation and amortization	$2,500	$2,600	10,200	10,600
Restructuring	$—	$—	800	700
Interest and other (income) expense, net	$100	$—	200	100
Provision for (benefit from) income taxes	$(700)	$—	(200)	500

Adjusted EBITDA*	$(1,300)	$300	$7,000	$11,000

(1)	Includes amortization of intangible assets, stock based compensation and acquisition related costs.
*	Adjusted EBITDA is a non-GAAP financial measure which we define as net income (loss) less interest and other income (expense), provision for (benefit from) income taxes, depreciation and amortization, amortization of intangible assets, acquisition-related costs, stock-based compensation and impairment charges. Acquisition-related costs include performance-based compensation payments, any changes in the estimated fair value of performance-based contingent consideration payments which were initially recorded in connection with our acquisition of substantially all of the assets of L&S Retail Ventures, Inc. and Logo’d Softwear, Inc., and the business acquisition of EZ Prints, Inc. and third-party fees incurred as part of our acquisitions of L&S Retail Ventures, Inc., Logo’d Softwear, Inc. and EZ Prints, Inc.

CafePress Inc.

Reconciliation of Forward Looking Guidance: GAAP Net Loss to Non-GAAP Net Income (loss) and Non-GAAP Net Income (loss) per Diluted Share

(In thousands, except per share amounts)

	Q2 2014		Fiscal 2014
	From	To	From	To
Net loss	$(5,300)	$(4,300)	$(11,100)	$(7,700)
Non-GAAP adjustments:
Non-GAAP expenses (1)	2,100	2,000	7,100	6,800
Restructuring	—	—	800	700
Provision from income taxes	700	900	1,100	400

Non-GAAP net income (loss)	$(2,500)	$(1,400)	$(2,100)	$200

GAAP net loss per share:
Basic and diluted	$(0.31)	$(0.25)	$(0.64)	$(0.44)

Non-GAAP net income (loss) per share:
Basic and diluted	$(0.14)	$(0.08)	$(0.12)	$0.01

Shares used in computing GAAP/Non-GAAP net income (loss) per share:
Basic	17,324	17,324	17,374	17,374

Diluted	17,517	17,517	17,567	17,567

(1)	Includes amortization of intangible assets, stock based compensation and acquisition related costs.